UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wireless Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Florida	26-0067474
(State of Incorporation)	(I.R.S. Employer Identification No.)

301 North Ocean Blvd.

Boca Raton, Florida 33062

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-110024

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-110024) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-110024 on October 28, 2003. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation and Amendments
3.2	Bylaws
4.1	Agency Agreement between us and T-Mobile
4.2	Agency Agreement between us and Metro-PCS
10.1	Stock Purchase Agreement and Share Exchange
21.	Subsidiary

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 4th day of April, 2006.

WIRELESS HOLDINGS, INC.

By: /s/	Joseph Hess

Joseph Hess, President, Chief Executive Officer

and member of the Board of Directors